Exhibit 4.1

COOPER-STANDARD AUTOMOTIVE INC.

as Issuer,

the Guarantors named herein

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of November 2, 2016

5.625% Senior Notes due 2026

i

v

INDENTURE, dated as of November 2, 2016 among Cooper-Standard Automotive Inc., an Ohio corporation (the “Issuer”), the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                           Definitions.

“Accounting Change” has the meaning set forth in the definition of “GAAP.”

“Additional Notes” has the meaning set forth in Section 2.01.

“Additional Assets” means:

(1)           any property or assets (other than Indebtedness and Capital Stock)  to be used by the Issuer or a Subsidiary;

(2)           the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Subsidiary; or

(3)           Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.

“Advisory Firm” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” for any Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to November 15, 2021; provided, however, that if the period from the Make-Whole Redemption Date to November 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to November 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Disposition” means any sale, conveyance, transfer or other disposition (or series of related sales, conveyances, transfers or dispositions) by the Issuer or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)           any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Subsidiary);

(2)           all or substantially all the assets of any division or line of business of the Issuer or any Subsidiary; or

(3)           any other assets or property of the Issuer or any Subsidiary outside of the ordinary course of business of the Issuer or such Subsidiary.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1)           a disposition by a Subsidiary to the Issuer or any Parent Entity or by the Issuer or a Subsidiary to a Subsidiary or any Parent Entity;

(2)           a disposition of all or substantially all the assets of the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;

(3)           a sale, contribution, conveyance or other transfer of accounts receivable, or participation therein, and Receivables Assets (or a fractional undivided interest therein) in a Permitted Receivables Financing;

(4)           the license or sublicense of intellectual property or other intangibles;

(5)           the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(6)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)           the granting of Security Interests not prohibited by Section 4.11;

(8)           the disposition by the Issuer or any of its Subsidiaries of (i) cash and Cash Equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, uneconomical, negligible, worn out or obsolete assets or other assets (including equipment and intellectual property) that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Subsidiaries;

(9)           [Intentionally Omitted];

(10)         any exchange of assets for assets (including a combination of assets (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) and Cash Equivalents) of comparable or greater market value or usefulness to the business of the Issuer and its Subsidiaries, taken as a whole, as determined in good faith by the Issuer;

(11)         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)         the issuance by the Issuer or a Subsidiary of preferred stock or any convertible securities;

(13)         any sale of Capital Stock or Indebtedness or other securities of a Foreign Subsidiary;

(14)         any sale of assets received by the Issuer or any Subsidiary upon foreclosure on a Security Interest;

(15)         the unwinding of any Hedging Obligations (including sales under forward contracts);

(16)         any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(17)         the lease or sublease of office space;

(18)         the abandonment, farm-out, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(19)         the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(20)         dispositions of property pursuant to casualty events, foreclosures or any similar action on assets;

(21)         any financing transaction with respect to property constructed or acquired by the Issuer or a Subsidiary after the Issue Date, including Sale and Leaseback Transactions permitted under the terms hereof;

(22)         the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable judgment of the Issuer are not material to the conduct of the business of the Issuer and its Subsidiaries taken as a whole; or

(23)         a single transaction or series of related transactions that involve the disposition of assets, or issuance or sale of Capital Stock of any Subsidiary, with a fair market value of less than $20.0 million.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Authentication Order” has the meaning set forth in Section 2.01.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Business Day” has the meaning set forth in Section 11.07.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Capitalized Lease Obligations” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligation in respect of operating leases of the Issuer or its Subsidiaries, whether entered into before or after the Issue Date, that are subsequently recharacterized or characterized as capital lease obligations of the Issuer and its Subsidiaries on a consolidated basis due to a change in accounting treatment or otherwise after the Issue Date will be deemed not to be treated as a Capital Lease Obligation or Indebtedness.

“Cash Equivalents” means:

(1)           U.S. Dollars, Canadian dollars, Chinese yuan, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union or other currencies held by the Issuer or its Subsidiaries from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the government of the United States, Canada or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or higher or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)           readily marketable direct obligations issued by any state of the United States of America or any municipal or political subdivision thereof with a rating of “AA-” from S&P or “Aa3” from Moody’s or guaranteed by a financial institution with a rating of “AA-” from S&P or “Aa3” from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)           Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8)           investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (6) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under the Indenture regardless of the treatment of such items under GAAP.

“Change of Control” means the occurrence of any of the following:

(1)           any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to Holdings, the Issuer, one or more Subsidiaries or the Permitted Holders;

(2)           a “person” (as defined above) or “group” (as defined above), other than any one or more Permitted Holders, becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of Parent, other than as a result of (i) any transaction where the voting power of the Voting Stock of Parent immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of Parent with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person; or

(3)           the Issuer ceases to be a Subsidiary of Parent.

Notwithstanding the preceding or any provision of Section 13d- 3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group (other than a group that constitutes a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock of such Parent Entity.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)           Consolidated Taxes; plus

(2)           Consolidated Interest Expense; plus

(3)           Consolidated Non-cash Charges; plus

(4)           any fees, expenses, charges or losses (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), and any amendment or modification to the terms of any such transaction, including (i) such fees, expenses or charges related to the Transactions, (ii) any amendment or other modification of other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing; plus

(5)           the amount of loss or discount on sale of receivables and Receivables Assets in connection with a Permitted Receivables Financing; plus

(6)           the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems development and establishment costs, conversion costs, excess pension charges, curtailments and modifications to pension and post-retirement employee benefit plan costs or charges and contract termination costs, including future lease commitments, costs related to the start-up, closure, relocation or consolidation of facilities and costs to relocate employees and any one-time costs incurred in connection with acquisitions after the Issue Date); plus

(7)           (x) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Issuer in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve (12) months after the date of determination to take such action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and (y) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Issuer in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to this clause (7) shall not exceed 20% of EBITDA for such period (giving pro forma effect to the relevant transaction, other than any cost savings, synergies, operating expense reductions) determined prior to giving effect to any adjustments pursuant to this clause (7); plus

(8)           costs of surety bonds incurred in such period in connection with financing activities; plus

(9)           any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or any Subsidiary or the net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments pursuant to the first paragraph under Section 4.10; plus/minus

(10)         gains or losses due solely to fluctuations in currency values and the related tax effects;

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Consolidated Fixed Charge Coverage Ratio” means the ratio of (A) Consolidated EBITDA of the Issuer and its Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to (B) Consolidated Fixed Charges of the Issuer and its Subsidiaries for the Four-Quarter Period.

For purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Subsidiary (and the application of the proceeds thereof) and any repayment, retirement or extinguishment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, retirement, extinguishment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.

For purposes of making the computation referred to above, investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) and operational changes that have been made by the Issuer or any of its Subsidiaries during the Four-Quarter Period or subsequent to such Four-Quarter Period and on or prior to or simultaneously with the Transaction Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations, disposed operations and operational changes (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Four-Quarter Period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged or amalgamated with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Four-Quarter Period as if such investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the Four-Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible officer of the Issuer (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from any asset sale or other disposition or such investment, acquisition, disposition, merger, amalgamation or consolidation or other transaction, in each case calculated in accordance with and subject to the limitations set forth in clause (7) of the definition of “Consolidated EBITDA” herein).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any

Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility as of the Transaction Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and the Subsidiaries for such period, plus (b) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Subsidiary or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Subsidiaries, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (ii) the interest component of Capitalized Lease Obligations, (iii) net payments and receipts (if any) pursuant to interest rate Hedging Obligations and (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, and excluding (q) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (r) any expensing of bridge, commitment or other financing fees, (s) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (t) penalties and interest relating to taxes, (u) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case, permitted hereunder and under GAAP), (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) interest expense attributable to a parent entity resulting from push-down accounting, and (x) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) related to any Permitted Receivables Financing);

(2)           interest on Indebtedness, the proceeds of which have been contributed to such Person (other than as Disqualified Equity Interests) and that has been guaranteed by, and is otherwise considered Indebtedness of, such Person or any of its Subsidiaries (to the extent not already included in clause (1) above); and

(3)           consolidated capitalized interest of such Person and its Subsidiaries for such period, whether paid or accrued;

less interest income for such period; provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)           any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, start-up, facilities opening, transition, integration and other restructuring costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities), new product introductions, one-time compensation charges and signing, retention or completion bonuses, shall be excluded;

(2)           the cumulative effect of a change in accounting principles during such period, shall be excluded;

(3)           any net after-tax effect of gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, shall be excluded;

(4)           any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions (including Capital Stock of any Person) or asset dispositions or abandonments other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(5)           any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations and other derivative instruments (including deferred financing costs written off and premiums paid), shall be excluded;

(6)           the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded to the extent such Person is prohibited by contract (including its organizational documents) from making dividends or distributions to the Issuer or a Subsidiary thereof; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or cash equivalents) to the referent Person or a Subsidiary thereof in respect of such period;

(7)           solely for the purpose of determining the amount available for Restricted Payments under the first paragraph of  Section 4.10, the Net Income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) or cash equivalents by any such Subsidiary to such Person, to the extent not already included therein;

(8)           any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors and employees of such Person or any of its Subsidiaries shall be excluded;

(9)           (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815 shall be excluded;

(10)         unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 shall be excluded;

(11)         any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, phantom equity, stock options, restricted stock units or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Subsidiaries, shall be excluded;

(12)         accruals and reserves, contingent liabilities and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the Transactions that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13)         the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable) or liabilities resulting from the application of GAAP (including in connection with the Transactions) and the amortization of intangibles arising from the application of GAAP (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and

(14)         any fees, expenses or charges (such as capitalized manufacturing profit in inventory) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds actually received from business interruption insurance, (ii) other than for purposes of calculating the amount available for Restricted Payments under the first paragraph of Section 4.10, the amount of proceeds as to which the Issuer has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid.

“Consolidated Taxes” means, with respect to any Person and its Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period which shall be included as though such amounts had been paid as income taxes directly by such Person.

“Consolidated Total Assets” means, the consolidated total assets of the Issuer and its Subsidiaries as set forth on the consolidated balance sheet of the Issuer as of the most recent period for which financial statements were required to have been delivered pursuant to Section 4.16(a)(1); provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, the Consolidated Total Assets of the Issuer and its Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)           to advance or supply funds:

(a)           for the purchase or payment of any such primary obligation; or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the office of the Trustee at which any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 535 Griswold Street, Suite 550, Detroit, Michigan 48226, Attention: Global Corporate Trust Services, and for purposes of Section 2.04 and Section 4.02(a) such office shall also mean the office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention.: Global Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Covenant Suspension Event” has the meaning set forth in Section 4.18.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities) or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds the Issuer, Subsidiaries or Parent Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Subsidiary in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.08.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia, other than any such Subsidiary that for U.S. federal income tax purposes is treated as a partnership or disregarded as an entity separate from its sole owner and that is a Subsidiary of a Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.

“Equity Offering” means a public or private sale or issuance of common stock of the Issuer or any Parent Entity of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its Parent Entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of Parent.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.09.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contributions” means cash and Cash Equivalents received by the Issuer after the Term Loan Facility Date from;

(1)           contributions to its common equity capital; and

(2)           the sale of Qualified Equity Interests of the Issuer;

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an officer of the Issuer, the cash proceeds of which are excluded from the calculation set forth in clause (c)(2) of the first paragraph of Section 4.10.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time (“GAAP”); provided that for purposes of calculating the Consolidated Net Income, the Consolidated Fixed Charge Coverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio, “GAAP” shall mean GAAP as in effect on the Issue Date.

If there occurs a change in generally accepted accounting principles occurring after the Issue Date (including with respect to the treatment of leases in the definition of “Capitalized Lease Obligations” and operating leases) and such change would cause a change with respect to any term or measure used in the Indenture (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such term or measure shall be calculated as if such Accounting Change had occurred.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1)           Parent;

(2)           Holdings;

(3)           each Domestic Subsidiary that is a Wholly-Owned Subsidiary that executes and delivers a Note Guarantee pursuant to Section 4.17; and

(4)           each Subsidiary that otherwise executes and delivers a Note Guarantee;

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.

“Holder” or “Noteholder” means any registered holder, from time to time, of any Notes.

“Indebtedness” of any Person at any date means, without duplication:

(1)           the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (d) in respect of Capitalized Lease Obligations, (e) representing any Hedging Obligations or (f) under or in respect of Permitted Receivables Financings, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)           to the extent not otherwise included, indebtedness of another Person secured by a Security Interest on any asset owned by such Person (whether or not such indebtedness is assumed by such Person); provided, however, that the amount of such indebtedness will be the lesser of: (a) the fair market value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that Contingent Obligations incurred in the ordinary course of business shall not be deemed to constitute Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Barclays Capital Inc.

“Initial Security Interest” has the meaning set forth in Section 4.11.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case with stable outlook, or an equivalent rating by any other Rating Agency.

“Issue Date” means November 2, 2016, the date on which Notes were first issued under this Indenture.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer and delivered to the Trustee.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value at such Make-Whole Redemption Date of (A) the redemption price of such Note on November 15, 2021 (such redemption price being set forth in the table appearing in paragraph 5 of the Notes), plus (B) all required remaining interest payments due on such Note through November 15, 2021(excluding accrued and unpaid interest to such Make-Whole Redemption Date), computed by the Issuer on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption” has the meaning set forth in paragraph 5 of the Notes.

“Make-Whole Redemption Date” means with respect to a redemption at the Make-Whole Premium, the date such redemption is effectuated.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer (or its Parent Entity) on the date of the declaration of a Restricted Payment permitted pursuant to clause (g) of the second paragraph of Section 4.10  multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash proceeds received by the Issuer or a Subsidiary therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)           all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, and any relocation expenses incurred, relating to or as a result of such Asset Disposition;

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Security Interest upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, or any costs associated with unwinding any related Hedging Obligations;

(3)           all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)           appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.

“Notes” means the 5.625% Senior Notes due 2026 issued by the Issuer pursuant to this Indenture.  The Notes issued on the Issue Date and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Notes issued on the Issue Date and any Additional Notes.

“Offer” has the meaning set forth in Section 4.09.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated October 27, 2016, relating to the offering of the Notes issued on the Issue Date.

“Officers” means, with respect to any Person, the Chairman, any director, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Controller, Chief Accounting Officer, General Counsel, Secretary, Chief Compliance Officer, any Executive Vice President, any Senior Vice President, any Vice President of such Person or any other officer designated by any such individuals of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by an Officer of such Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of, or outside counsel to, the Issuer or any of its Subsidiaries or Parent Entities, or other counsel who is reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions).

“Parent Entity” means any Person that, with respect to another Person, owns 50% or more of the total voting power of the Voting Stock of such other Person. Unless the context otherwise requires, any references to Parent Entity refer to a Parent Entity of the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange, including as a deposit for future purchases, of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.09.

“Permitted Holders” means any funds or accounts managed by Silver Point Capital, L.P. and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Permitted Holders and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of Parent held by such group. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) accounts receivable or interests therein and all collateral securing such receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such receivables, any guarantees, indemnities, warranties or other obligations in respect of such receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such receivables and any collections or proceeds of any of the foregoing (collectively, the “Receivables Assets”) (i) to a trust, partnership, corporation or other Person (other than any Parent Entity or any of its Subsidiaries, other than a Subsidiary formed solely for the purpose of, and that engages only in, Permitted Receivables Financing, a “Receivables Subsidiary”), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such receivables and Receivables Assets or interests in such receivables and Receivables Assets, or (ii) directly to one or more investors or other purchasers (other than any Parent Entity or any of its Subsidiaries), it being understood that a Permitted Receivables Financing may involve (A) one or more sequential transfers or pledges of the same receivables and Receivables Assets, or interests therein (such as a sale, conveyance or other transfer to an Receivables Subsidiary followed by a pledge of the transferred receivables and Receivables Assets to secure Indebtedness incurred by the Receivables Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (B) periodic transfers or pledges of receivables and/or revolving transactions in which new receivables and Receivables Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged receivables and Receivables Assets, or interests therein; provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Subsidiary) or the Issuer only in respect of the cash flows in respect of such receivables and Receivables Assets and to the extent of other customary securitization undertakings (as determined in good faith by the Board of Directors of the appropriate Receivables Subsidiary) in the jurisdiction relevant to such transactions.

The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of receivables less the amount of collections received in respect of such receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

“Permitted Security Interest” has the meaning set forth in Section 4.11.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” means certificated Notes in registered form that are not Global Notes.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“principal” of a Note means the principal of such Note plus the premium, if any, payable on such Note which is due or overdue or is to become due at the relevant time.

“Principal Facility” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein), constituting corporate office, any manufacturing plant or any manufacturing facility and the machinery and equipment located thereon, which are owned, on the date of the Indenture or thereafter, by the Issuer or a Subsidiary and which have a net book value at the date as of which the determination is being made of in excess of one percent of the Consolidated Total Assets (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be), other than any such land, land improvements, buildings and fixtures which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Assets” has the meaning set forth in the definition of “Permitted Receivables Financing.”

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” has the meaning set forth in the definition of “Permitted Receivables Financing.”

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption by or pursuant to the terms of this Indenture and the Notes.

“Registrar” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.16.

“Regulation S Legend” means the legend substantially in the form set forth in Exhibit E.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Subsidiary in exchange for assets transferred by the Issuer or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Department of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” means any of the following:

(a)           the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding dividends or distributions payable solely in Qualified Equity Interests of the Issuer or through accretion or accumulation of such dividends on such Equity Interests; or

(b)           the redemption of any Equity Interests of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer.

“Restricted Payments Basket” has the meaning set forth in Section 4.10.

“Restricted Period” has the meaning set forth in Section 2.17.

“Restricted Physical Note” means a Physical Note bearing the Private Placement Legend.

“Reversion Date” has the meaning set forth in Section 4.18.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.16.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Subsidiaries (except a sale or transfer made to the Issuer or one or more Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 4.11 shall not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Debt” means outstanding Indebtedness of the Issuer or a Subsidiary which is secured by (a) a Security Interest in any property or asset of the Issuer or any Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Subsidiary. The securing in the foregoing manner of any previously unsecured Indebtedness shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Secured Credit Facilities” means each of (i) the Amended and Restated Credit Agreement, dated as of the Issue Date, among the Issuer, as borrower, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other parties thereto and (ii) the Third Amended and Restated Loan Agreement, dated as of the Issue Date, among Holdings, the Issuer, Cooper-Standard Automotive Canada Limited and Cooper -Standard Automotive International Holdings, B.V., as borrowers, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto (the “ABL Facility”), in each case, as the same may be in effect from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof, in whole or in part, and any financing arrangements that amend, supplement, modify, extend, renew, restate, refund, replace, exchange or refinance any part thereof, including, without limitation, any such amended, supplemented, modified, extended, renewed, restated, refunding, replacement, exchanged or refinancing financing arrangement that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise.

“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and the Subsidiaries secured by a Security Interest to (b) Consolidated EBITDA of the Issuer and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer or any of its Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related thereto, or a reasonable extension, development or expansion thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is expressly subordinated in right of payment to the Notes or the guarantees of the Notes by the Issuer or such Subsidiary, as the case may be.

“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by a Person or by one or more other Subsidiaries of such Person, or by a Person and one or more other Subsidiaries of such Person. Unless otherwise specified, a Subsidiary refers to a Subsidiary of the Issuer.

“Suspended Covenants” has the meaning set forth in Section 4.18.

“Suspension Period” has the meaning set forth in Section 4.18.

“Term Loan Facility Date” means April 4, 2014.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Total Debt” means, at any date of determination, the aggregate amount of all outstanding Indebtedness of the Issuer and the Subsidiaries determined on a consolidated basis in accordance with GAAP, minus the aggregate amount of unrestricted cash and Cash Equivalents held by the Issuer and its Subsidiaries as of such date. Notwithstanding the foregoing, for purposes of the covenant set forth in Section 4.11 at the election of the Issuer a binding commitment to lend under a revolving credit facility, including under the ABL Facility, shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times.

“Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and the Subsidiaries to (b) Consolidated EBITDA of the Issuer and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Transactions” means the “Transactions” as defined in the “Summary” section of the Offering Memorandum.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Notes” means Unrestricted Global Notes and Unrestricted Physical Notes.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, bearing the Global Note Legend and that has the “Schedule of Exchanges of Interests in Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing the Notes that do not bear the Private Placement Legend.

“Unrestricted Physical Note” means a Physical Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, mature within one year from the date of acquisition thereof and are not callable or redeemable at the option of the issuer thereof.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.                                                           [Reserved].

SECTION 1.03.                                                           Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)           “or” is not exclusive;

(3)           words in the singular include the plural, and in the plural include the singular;

(4)           words used herein implying any gender shall apply to both genders;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6)           unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(7)           “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(8)           “will” shall be interpreted to express a command;

(9)           “including” means including without limitation; and

(10)         so long as a Guarantor that is a Parent Entity of the Issuer does not hold any material assets other than, directly or indirectly, the Equity Interests of the Issuer (as determined in good faith by the Board of Directors or senior management of such Parent Entity), any calculations or measure that is determined with reference to the Issuer’s financial statements (including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Senior Secured Net Leverage Ratio, Total Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Fixed Charges, Permitted Receivables Financing, Consolidated Total Assets and the Restricted Payments Basket may be determined with reference to such Parent Entity’s financial statements instead.

ARTICLE TWO

THE SECURITIES

SECTION 2.01.                                                           Amount of Notes.

The Trustee shall initially authenticate $400,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon an Issuer Order, together with an Officer’s Certificate; provided that an Opinion of Counsel shall not be required in connection with such issuance, authentication and delivery of the Notes on the Issue Date.  The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited amount for original issue upon an Issuer Order (an “Authentication Order”) in aggregate principal amount as specified in such Authentication Order.  The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08,  (ii) temporary Notes as provided in Section 2.11, (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Sections 4.08 and 4.09 and (v) Notes exchanged as provided in Section 8.05, in each case upon an Authentication Order in aggregate principal amount as specified in such order.  Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.                                                           Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, each of which is incorporated in and forms a part of this Indenture.  Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.  Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend.  All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.                                                           Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by one Officer of the Issuer.  The signature of such Officer on the Notes may be manual, facsimile or electronic (including “.pdf”).

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, facsimile or electronic (including “.pdf”) signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.  Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.04.                                                           Registrar and Paying Agent.

The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York or in the city in the United States in which the Trustee’s Corporate Trust Office is located, where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Registrar shall provide a copy of such register from time to time upon request of the Issuer.  The Issuer may appoint one or more co-registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agents” means the Paying Agent and any additional Paying Agents.  The Issuer or any Affiliate thereof may act as Registrar or a Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.

The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.  The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee of the name and address of any new Depository.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes.  The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.

SECTION 2.05.                                                           Paying Agent To Hold Money in Trust.

The Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                                                           Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.                                                           Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.01,  the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange at the Registrar’s request.  No service charge shall be made to the Noteholder for any registration of transfer or exchange.  The Issuer or the Trustee may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.09 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.08.                                                           Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced.  The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith.  Every replacement Note shall constitute a contractual obligation of the Issuer.  The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.

SECTION 2.09.                                                           Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those accepted by the Trustee for cancellation, (c) those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, (d) to the extent set forth in Sections 9.01, 9.02 and 9.03, on or after the date on which the conditions set forth in Section 9.01, 9.02 or 9.03 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (e) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, Redemption Date or purchase date, U.S. Dollars sufficient to pay all accrued and unpaid interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10.                                                           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.                                                           Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.                                                           Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner.  The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.                                                           Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date.  If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee.  At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall mail to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.  If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee at least five (5) days (or such  shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14.                                                           CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.  The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number. In the case of any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN number from the Notes.

SECTION 2.15.                                                           Deposit of Moneys.

Prior to noon, New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent.  Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

SECTION 2.16.                                                           Book-Entry Provisions for Global Notes.

(a)           Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”).  Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”).  The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes.  The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.  None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note.

(b)           Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17.  In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and provisions of this Section 2.16 or (ii) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fail to appoint a successor depository within 120 days or (iii) if the Depository has ceased to be a clearing agency registered under the Exchange Act or (iv) if there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Depository has requested such exchange.  In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(c)           In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)           Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e)           The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.                                                           Transfer and Exchange of Notes.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.16(b).  Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section in Section 2.16(b).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b)           Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B)          if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes.  A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d)           Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i)            Restricted Physical Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;

(B)          if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;

(C)          if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;

(D)          if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(E)           [Reserved]; or

(F)           if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof;

the Trustee shall cancel the Restricted Physical Note, and increase or cause to be increased the aggregate principal amount of  the appropriate Restricted Global Note.

(ii)           Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)          if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or

(B)          if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)          Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)          Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes.  An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)           Transfer and Exchange of Physical Notes for Physical Notes.  Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i)            Restricted Physical Notes to Restricted Physical Notes.  A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;

(C)          if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(D)          [Reserved]; and

(E)           if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.

(ii)           Restricted Physical Notes to Unrestricted Physical Notes.  Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1)           if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Physical Notes to Unrestricted Physical Notes.  A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv)          Unrestricted Physical Notes to Restricted Physical Notes.  An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f)            Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.

(h)           General.  All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.18.                                                           Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year, comprising twelve 30-day months and, in the case of an incomplete month, the number of actual days elapsed.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                                           Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 2 Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 but not more than 65 days before the Redemption Date (except as set forth in the last paragraph of Section 3.03), the Issuer shall furnish to the Trustee an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note pursuant to which the redemption shall occur, (b) the principal amount of Notes to be redeemed, (c) the Redemption Date and (d) the redemption price(s) (or manner of calculation if not then known); provided that no Opinion of Counsel pursuant to Section 11.04 or otherwise shall be required in connection with the delivery of such notice of redemption or redemption.

SECTION 3.02.                                                           Selection by Trustee of Notes To Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased at any time, selection of Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed or purchased are listed or, if the Notes are not so listed, on a pro rata basis (or, in the case of Global Notes, the Notes will be selected for redemption or purchase based on the Depository’s applicable procedures).  Such Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date or the purchase date from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; provided that no Notes with a principal amount of $2,000 or less shall be redeemed or purchased in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. For all purposes of this Indenture unless the context otherwise requires and except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

If any Note is to be redeemed or purchased in part only, the notice of redemption or offer to purchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. With respect to Physical Notes, a new Physical Note in principal amount equal to the unredeemed or unpurchased portion of the original Physical Note will be issued in the name of the Holder thereof upon cancellation of the original Note; provided that any new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. On and after the redemption or purchase date, interest will cease to accrue on such Notes or portions thereof called for redemption or purchase. Redemption or purchase price shall only be paid upon presentation and surrender of any such Notes to be redeemed or purchased.

SECTION 3.03.                                                           Notice of Redemption.

At least 15 days but, except as set forth in the last paragraph of this Section 3.03, no more than 60 days, before a Redemption Date or purchase date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06 or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 9. Notice of redemption may be conditional.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(1)           the Redemption Date;

(2)           the redemption price and the amount of premium (or manner of calculation if not then known), if any, and accrued and unpaid interest to be paid;

(3)           if any Note is being redeemed or purchased in part, the portion of the principal amount of such Note to be redeemed or purchased and that, with respect to Physical Notes, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of such Notes upon cancellation of the original Note; provided that the new Notes will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)           that paragraph or subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(8)           the aggregate principal amount of Notes that are being redeemed;

(9)           any condition to such redemption; and

(10)         that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes.

A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

At the Issuer’s written request made at least 2 Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to by the Trustee), together with the notice of redemption to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date or the purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the purchase date or by the Redemption Date or the purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

SECTION 3.04.                                                           Effect of Notice of Redemption or Purchase.

Once a notice of redemption described in Section 3.03 is sent (including electronically) and subject to the proviso to this sentence, Notes called for redemption or purchase become due and payable on the Redemption Date or purchase date, as applicable, and at the redemption price or purchase price, as applicable, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date; provided, however, that any redemption or purchase and notice or offer thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem or purchase Notes on such Redemption Date or purchase date. The notice, if sent in a manner herein provided (including electronically), shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption or purchase in whole or in part shall not affect the validity of the proceedings for the redemption or purchase of any other Note or portions thereof.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price or the purchase price, as the case may be, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date or purchase date and such Notes shall be cancelled by the Trustee; provided that if the Redemption Date or purchase date is after a regular record date and on or prior to the relevant Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder registered on the relevant record date; and provided, further, that if a Redemption Date or purchase date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date or purchase to such succeeding Business Day. Subject to Section 3.05, on and after the Redemption Date or purchase date, as the case may be, interest shall cease to accrue on Notes or portions thereof called for redemption or purchase.

SECTION 3.05.                                                           Deposit of Redemption or Purchase Price.

On or prior to 1 p.m., New York City time (or such later time as the Trustee may agree), on each Redemption Date or purchase date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased on that date (other than Notes or portions thereof called for redemption or purchase on that date which have been delivered by the Issuer to the Trustee for cancellation). The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on any and all Notes to be redeemed or purchased.

On and after any Redemption Date or purchase date, as the case may be, if money sufficient to pay the redemption price or purchase price of, including premium, if any, and accrued and unpaid interest, if any, on all Notes called for redemption or purchase shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption or purchase will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price or purchase price of and, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the Redemption Date or purchase date, as the case may be, accrued and unpaid interest on such Notes to the Redemption Date or purchase date.  If any Note surrendered for redemption or purchase shall not be so paid, interest will be paid, from the Redemption Date or purchase date, as the case may be, until such redemption or purchase payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.                                                           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be issued in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate such new Note.

SECTION 3.07.                                                           Mandatory Redemption; Open Market Purchases.

Subject to Sections 4.08 and 4.09, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                                           Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture; provided that all payments of principal and interest with respect to the Notes represented by one or more Global Notes registered in the name of or held by the Depository or its nominee will be made in accordance with the Depository’s applicable procedures.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by noon, New York City time, on that date U.S. Dollars designated for and sufficient to pay such installment. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.                                                           Maintenance of Office or Agency.

(a)           The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuer in the City of New York, unless the Issuer shall designate and maintain some other office or agency for one or more purposes.  The Issuer shall give prompt written notice to the Trustee of any change in the location of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)           The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, in the Borough of Manhattan, The City of New York, as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03.                                                           Legal Existence.

Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Domestic, Wholly-Owned Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Issuer or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Subsidiaries shall be permitted to change their organizational form.

SECTION 4.04.                                                           [Reserved].

SECTION 4.05.                                                           Waiver of Stay, Extension or Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.                                                           Compliance Certificate.

(a)           The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year,  an Officer’s Certificate stating that such Officer has conducted or supervised a review of the activities of the Issuer and its Subsidiaries and the Issuer’s and its Subsidiaries’ performance under this Indenture during such Fiscal Year, and further stating, as to such Officer signing such certificate, that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of such Default of which such Officer has knowledge and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto.

(b)           The Issuer shall deliver to the Trustee, within 30 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

SECTION 4.07.                                                           Taxes.

The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies which, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that, neither the Issuer nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.08.                                                           Repurchase at the Option of Holders upon Change of Control.

(a)           Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding the purchase date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the Change of Control Payment Date.

(b)           Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control, the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to global Notes, send electronically) a notice to each Holder and the Trustee.  The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice.  Such notice shall state:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn pursuant to such Change of Control Offer will be accepted for payment;

(2)           the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 20 Business Days nor later than 60 days from the date such notice is sent, other than as may be required by law); provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (8) below shall be satisfied;

(3)           that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)           that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes if the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7)           that if the Issuer is redeeming less than all of the Notes, Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, each new

Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(8)           if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein and shall describe each such condition, and, if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)           the other instructions, as determined by the Issuer, consistent with this Section 4.08 that a Holder must follow.

(c)           On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(1)           accept for payment all Notes or portions thereof (in minimum amounts of $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)           deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.

The Paying Agent will promptly remit to each Holder so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such

Holders, the Issuer or such other Person will have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption.

Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation.  The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(d)           The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in paragraph 5 of the Notes or as set forth in Section 9.01, prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08. The Issuer’s obligation to make a Change of Control Offer shall not continue after a discharge of the Issuer, satisfaction and discharge of this Indenture or defeasance from the Issuer’s obligations with respect to the Notes.

(e)           The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(f)            Other than as specifically provided in this Section 4.08, any purchase pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(g)           The provisions of this Section 4.08 relating to the Issuer’s obligation to make a Change of Control Offer with respect to the Notes upon a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

SECTION 4.09.                                                           Limitation on Asset Disposition.

(a)           The Issuer shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)           the Issuer or such Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;

(2)           except in the case of a Permitted Asset Swap, at least 75% of the consideration for such Asset Disposition received by the Issuer or such Subsidiary is in the form of cash or Cash Equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and

(3)           within 540 days from the later of the date of such Asset Disposition or the receipt of the Net Available Cash from such Asset Disposition, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer, at its option (or such Subsidiary, as the case may be):

(A)          to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase Secured Debt of the Issuer or any Guarantor or Indebtedness of a Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), provided that such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) (other than commitments in respect of any asset based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted “borrowing base assets”) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(B)          to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase any senior Indebtedness of the Issuer or any Guarantor (other than Indebtedness referred to in clause (A) above or owed to the Issuer or an Affiliate of the Issuer), provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) (other than commitments in respect of any asset-based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted “borrowing base assets”) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; provided, further, that the Issuer or such Subsidiary will either (i) reduce the aggregate principal amount of the Notes on an equal or ratable basis with any senior Indebtedness repaid pursuant to this clause (B) by, at its option, (x) redeeming Notes as provided under paragraph 5 of the Notes and/or (y) purchasing Notes through open-market purchases or in privately negotiated transactions and/or (ii) make an offer (in accordance with the provisions set forth below for an Offer) to all Holders to purchase the Notes on an equal or ratable basis with any senior Indebtedness repaid pursuant to this clause (B) (which offer shall be deemed to be an Offer for purposes hereof);

(C)          to the extent the Issuer elects, to invest in the business of the Issuer and its Subsidiaries, including acquiring Additional Assets or making any other capital expenditures; provided that this requirement shall be deemed satisfied if the Issuer by the end of such 540-day period has entered into a binding agreement under which it is contractually committed to acquire Additional Assets, make any other capital expenditures or investments and such acquisition, capital expenditure or investment is consummated within the later of the end of such 540-day period and within 180 days from the date on which such binding agreement is entered into; or

(D)          any combination of the foregoing.

(b)           For the purposes of this Section 4.09, the following are deemed to be Cash Consideration:

(1)           the greater of the principal amount and the carrying value of any liabilities (as shown on the Issuer’s or any Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Issuer or such Subsidiary or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) (other than contingent liabilities) that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Disposition) pursuant to a written agreement which releases or indemnifies the Issuer or such Subsidiary from such liabilities;

(2)           any securities, notes or other obligations or assets received by the Issuer or any Subsidiary from such transferee that are converted by the Issuer or such Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents, in each case, within 180 days after such Asset Disposition, to the extent of the cash and Cash Equivalents received in that conversion; and

(3)           any Designated Non-cash Consideration received by the Issuer or any of its Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or Cash Equivalent, not to exceed 20.0% of Consolidated Total Assets at the time of contractually agreeing to such Asset Disposition (with the fair market value of each item of Designated Non-cash Consideration being measured at the time of contractually agreeing to the related Asset Disposition and without giving effect to subsequent changes in value).

(c)           The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to purchase Notes (an “Offer”) within 20 Business Days thereof, and shall purchase the aggregate principal amount (or accreted value, as applicable) of Notes tendered pursuant to an Offer and other Pari Passu Indebtedness that requires the purchase, prepayment or redemption of such Indebtedness that is, in the case of the Notes only, equal to $1,000 or an integral multiple thereof, that may be purchased out of the Excess Proceeds at a purchase price, in the case of the Notes only, of 100% of their principal amount without premium, plus accrued but unpaid interest to, but excluding, the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or after the purchase date) (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture and the terms of such other Pari Passu Indebtedness. The Issuer may satisfy the foregoing obligation with respect to such Excess Proceeds from an Asset Disposition by making an Offer in advance of being required to do so by the Indenture (an “Advance Offer”) with respect to all or part of the available Excess Proceeds (the “Advance Portion”).

If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount (or accreted value, as applicable) of Notes or the Pari Passu Indebtedness tendered pursuant to an Offer exceeds the amount of Excess Proceeds (or in the case of an Advance Offer, the Advance Portion), the Issuer shall allocate the Excess Proceeds between the Notes and such Pari Passu Indebtedness on a pro rata basis but with such adjustments as necessary so that no Notes or Parti Passu Indebtedness, as the case may be, will be repurchased in an unauthorized denomination and will select the Notes to be purchased on a pro rata basis but in denominations of $1,000 principal amount or integral multiples thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion) and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

Pending application of an amount equal to the Net Available Cash pursuant to Section 4.09, such Net Available Cash may be applied to temporarily reduce revolving credit Indebtedness (including under the Senior Secured Credit Facilities) or in any manner not prohibited by this Indenture.

(d)           The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

(e)           Other than as specifically provided in this Section 4.09, any purchase pursuant to this Section 4.09 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

(f)            The provision of this Section 4.09 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of Notes.

SECTION 4.10.                                                           Limitation on Restricted Payments.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(a)           a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(b)           after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2:00 to 1:00; or

(c)           the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made since the Term Loan Facility Date (including Restricted Payments made pursuant to clauses (a) and (g) of the second succeeding paragraph but excluding all other Restricted Payments permitted by the second succeeding paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(1)           50% of Consolidated Net Income of the Issuer and its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on January 1, 2014 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(2)           100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of property and marketable securities received by the Issuer from the issuance and sale of Qualified Equity Interests of the Issuer or any Parent Entity (to the extent such net cash proceeds and fair market value of property and marketable securities are actually contributed to the Issuer) since the Term Loan Facility Date or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or any Parent Entity (to the extent such net cash proceeds and fair market value of property and marketable securities are actually contributed to the Issuer) or convertible or exchangeable debt securities of the Issuer or any Parent Entity (to the extent such net cash proceeds and fair market value of property and marketable securities are actually contributed to the Issuer), in each case that have been converted into or exchanged for Qualified Equity Interests of the Issuer or any Parent Entity, other than (A) any such proceeds which are used to redeem Notes in accordance with the first paragraph under paragraph 5 of the Notes or (B) any such proceeds or assets received from a Subsidiary of the Issuer, plus

(3)           100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of property and marketable securities contributed to the capital of the Issuer, or that becomes part of the capital of the Issuer through consolidation or merger following the Term Loan Facility Date, plus

(4)           the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Subsidiary since the Term Loan Facility Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests of the Issuer or any Parent Entity (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Subsidiary upon such conversion or exchange).

The foregoing provisions will not prohibit:

(a)           the payment by the Issuer of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(b)           the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(c)           payments by the Issuer to repurchase, redeem, retire or otherwise acquire Equity Interests of the Issuer or any Parent Entity held by future, present or former officers, directors, employees, managers or consultants (or their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries or any Parent Entity, upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management, director and/or employee equity plan or stock option plan, stock appreciation rights plan or any other management, director or employee benefit plan or agreement or arrangement or equity subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition); provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $25.0 million during any calendar year (with unused amounts being available to be used in the following calendar years) plus (B) the amount of any net cash proceeds received by the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer or any Parent Entity to future, present or former officers, directors, employees, managers or consultants (or their transferees, estates or beneficiaries under their estates) of the Issuer or the Subsidiaries or any Parent Entity that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that neither (x) cancellation of Indebtedness owing to the Issuer or its Subsidiaries or any Parent Entity from any future, current or former officer, director, employee, manager or consultant (or any permitted transferees thereof) of the Issuer or any of its Subsidiaries or any Parent Entity, in connection with a repurchase of Equity Interests of the Issuer or any Parent Entity from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of the Issuer or any Parent Entity held by future, present or former officers, directors, employees, managers or consultants (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture;

(d)           repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represents a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to a director, employee, manager or consultant (or their transferees, estates or beneficiaries under their estates) to pay for the taxes payable by such director, employee, manager or consultant upon such grant or award;

(e)           Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any Person (including in connection with a dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;

(f)            [Intentionally Omitted];

(g)           the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s common stock) of up to (A) 6.0% per annum of the net cash proceeds received by the Issuer from any public offering of common stock or contributed to the Issuer by any Parent Entity in or from any public offering of common stock (other than public offerings with respect to common stock registered on Form S-8) and (B) an aggregate amount not to exceed 7.0% of Market Capitalization;

(h)           Restricted Payments in an amount not to exceed $125.0 million since the Issue Date;

(i)            Restricted Payments that are made in an amount equal to the amount of Excluded Contributions;

(j)            the payment or distribution of Receivables Fees;

(k)           the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay or cause to be paid, in each case without duplication,

(1)                                 franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain their corporate or other legal existence;

(2)                                 for any taxable period for which Parent and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local, provincial, territorial or foreign income or similar tax purposes of which a Parent Entity is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local, provincial, territorial or foreign income or similar taxes (as applicable), including any interest or penalties related thereto, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of the Issuer and/or its Subsidiaries; provided that payments made pursuant to this subclause (2) shall not exceed the amount of liability that the Issuer and/or its Subsidiaries (as applicable) would have incurred were such taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group, which amount shall be reduced by any such tax directly paid by the Issuer or any of its Subsidiaries;

(3)                                 customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, future, current or former officers, employees, directors, managers and consultants of any Parent Entity to the extent such salaries, bonuses, severance and other benefits and indemnities are attributable to the ownership or operation of the Issuer and its Subsidiaries, including the Issuer’s or its Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company;

(4)                                 general corporate, operating and other costs and expenses (including, without limitation, expenses related to the maintenance of corporate or other existence and auditing or other accounting or tax reporting matters) and listing fees and other costs and expenses attributable to being a public company, of any Parent Entity;

(5)                                 amounts required for any Parent Entity to pay interest and/or principal on Indebtedness, the proceeds of which have been contributed to the Issuer (other than as Disqualified Equity Interests) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Issuer or any Subsidiary;

(6)                                 fees and expenses related to any equity or debt offering, financing transaction, acquisitions, divestitures, investments or other non-ordinary course transaction (whether or not successful) of such Parent Entity; provided that any such acquisition or investment was intended to be for the benefit of the Issuer and its Subsidiaries; and

(7)                                 any Restricted Payment permitted by clause (c) of this paragraph; or

(l)            other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Net Leverage Ratio would not exceed 3.00 to 1.00,

provided that (x) in the case of any Restricted Payment pursuant to clauses (g) and (h) above, no Default shall have occurred and be continuing or occur as a consequence thereof, (y) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (b) or (c)(B) above shall increase the Restricted Payments Basket and (z) in the case of any Restricted Payment pursuant to clause (l) above, such Restricted Payment shall not be made prior to the utilization of any amounts available for such Restricted Payment under clause (c) of the first paragraph of this Section 4.10  or under clauses (a) through (k) above.

For purposes of determining compliance with this Section 4.10, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (a) through (l) above and/or is entitled to be made pursuant to the first paragraph of this Section 4.10, the Issuer will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in their sole discretion) such Restricted Payment (or a portion thereof) among such clauses (a) through (l) and/or such first paragraph, in a manner that otherwise complies with this Section 4.10.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or any Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.11.                                                           Limitation on Liens.

The Issuer will not at any time create, incur, assume or guarantee, and will not cause or permit a Subsidiary to create, incur, assume or guarantee, any Secured Debt (the “Initial Security Interest”), without first making effective provision whereby the Notes then outstanding under this Indenture and any other Indebtedness of or guaranteed by the Issuer or such Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or guarantee of the following permitted Security Interests (the “Permitted Security Interests”):

(1)           Security Interests on property or assets acquired, constructed, developed or improved after the Issue Date by the Issuer or a Subsidiary and created prior to or contemporaneously with, or within 180 days after, the acquisition of property which is a parcel of real property, a building, machinery or equipment, and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;

(2)           Security Interests on property or assets at the time of acquisition which secure obligations assumed by the Issuer or a Subsidiary, or on the property, assets or on the Equity Interests or indebtedness of a Person at the time it becomes a Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary, or on properties of a Person acquired by the Issuer or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto, and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;

(3)           Security Interests arising from conditional sale, title retention, consignment or similar agreements or arrangements for the sale of goods entered into in the ordinary course of business;

(4)           Security Interests in favor of the Issuer, any Parent Entity or any Subsidiary;

(5)           Security Interests to secure obligations under Credit Facilities, in an aggregate principal amount not to exceed the sum of (A) $1.05 billion, plus (B) an additional amount so long as the Senior Secured Net Leverage Ratio of the Issuer would not exceed 2.50 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests, and Security Interests to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of such obligations under Credit Facilities;

(6)           Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;

(7)           any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(8)           liens of carriers’, warehousemen’s, mechanics, suppliers’ materialmen, repairmen and other liens imposed by law arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due, that are not yet delinquent for a period of more than 60 days or that are being contested in good faith;

(9)           Security Interests for taxes, assessments or governmental charges or claims (a) that are not yet delinquent for a period of more than 30 days, (b) not yet payable or subject to penalties for non-payment or (c) that are being contested in good faith;

(10)         Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith or, in the case of judgment liens, execution thereon is stayed or not giving rise to an Event of Default;

(11)         landlords’ liens on fixtures on premises leased in the ordinary course of business;

(12)         Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);

(13)         Security Interests on assets of the Issuer or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(14)         survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, minor defects or irregularities in title, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of, charges or encumbrances in respect of, real property that do not materially impair the use of said properties in the operation of the business of the Issuer and its Subsidiaries;

(15)         Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)         filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignments;

(17)         bankers’ liens and rights of setoff or Security Interests that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Subsidiaries in the ordinary course of business;

(18)         Security Interests in cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)         Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)         grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(21)         Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other types of social security and employee health and disability benefits or similar obligations (including Security Interests to secure letters of credit issued to assure payment of such obligations and also including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations;

(22)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(23)         Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;

(24)         Security Interests in cash proceeds (or securities purchased therewith) from Indebtedness which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Issuer or a Subsidiary or returned to the lenders of such Indebtedness; provided that such Security Interests are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

(25)         any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Security Interests do not extend to any property or assets which is not leased property subject to such lease;

(26)         Security Interests encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or a Subsidiary, including rights of offset and set-off;

(27)         leases or subleases granted to others not interfering in any material respect with the business of the Issuer or a Subsidiary;

(28)         Security Interests in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

(29)         Security Interests encumbering initial deposits and margin deposits, and other Security Interests incurred in the ordinary course of business and that are within the general parameters customary in the industry;

(30)         any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement;

(31)         Security Interests solely on any cash earnest money deposits made by the Issuer or a Subsidiary in connection with any letter of intent or purchase agreement;

(32)         Security Interests in respect of cash-pooling arrangement outside of the United States covering assets of Subsidiaries;

(33)         Security Interests on account receivables and Receivables Assets incurred in connection with a Permitted Receivables Financing;

(34)         Security Interests on equipment of the Issuer or any Subsidiary of the Issuer granted in the ordinary course of business to Issuer’s or such Subsidiary’s client at which such equipment is located;

(35)         Security Interests (a) of a collection bank arising under Section 4 210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice and (c) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking or finance industry;

(36)         Security Interests in favor of the Trustee or Security Interests securing the Notes and the Guarantees; or

(37)         other Security Interests securing Indebtedness, in an aggregate principal amount for the Issuer and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed the greater of (x) $100.0 million and (y) 3.75% of Consolidated Total Assets.

Additionally, such permitted Secured Debt includes any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof, provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements, additions and accessions to such property or proceeds, distributions or products thereof).

Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Initial Security Interest that gave rise to the obligation to secure the Notes.

For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof and of any other available exemption, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (37) of this Section 4.11, the Issuer may, in its sole discretion, classify or reclassify the Permitted Security Interest (or any portion thereof) in any manner that complies with this Section 4.11.

SECTION 4.12.                                                           [Reserved].

SECTION 4.13.                                                           [Reserved].

SECTION 4.14.                                                           [Reserved].

SECTION 4.15.                                                           Limitation on Sale and Leaseback Transactions.

The Issuer shall not, and shall not permit any Subsidiary to, engage in any Sale and Leaseback Transaction unless:

(1)           the Issuer or such Subsidiary would be entitled to incur Secured Debt pursuant to the covenant described in Section 4.11 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the Notes outstanding under this Indenture as provided under Section 4.11; or

(2)           the Issuer or a Subsidiary shall apply, within 365 days after the effective date of such Sale and Leaseback Transaction, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Notes issued under the Indenture or to the repayment or redemption of long-term Indebtedness of the Issuer or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption, the Issuer may, within 365 days after such sale or transfer, deliver to the Trustee Notes issued under the Indenture or to the applicable representative such long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness.

SECTION 4.16.                                                           Reports to Holders.

(a)           Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding hereunder, the Issuer shall furnish to the Trustee and Holders thereof the following:

(1)           all quarterly and annual financial statements of the Issuer that would be required to be filed with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2)           all current reports required to be filed with the Commission on Form 8-K under Items 1.01, 1.02. 1.03, 2.01, 2.02, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02 (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Issuer were required to file such reports; provided, however, that no such current report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries), in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the

Commission, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”); provided, however, that (i) in no event shall such reports be required to comply with Rule 3-10 of Regulation S-X promulgated by the Commission or contain separate financial statements for the Issuer, the Guarantors or other Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee that would be required under(a) Section 3-09 of Regulation S-X, (b) Section 3-10 of Regulation S-X or (c) Section 3-16 of Regulation S-X, respectively, promulgated by the Commission.

(b)           The Issuer will make all such information available to the Trustee and the Holders of the Notes, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment. In addition, the Issuer shall, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Notwithstanding the foregoing, Issuer is permitted to satisfy its obligations in this Section 4.16 with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Entity; provided that if such Parent Entity has any material assets other than its direct or indirect Equity Interests of the Issuer, the same is accompanied by selected financial metrics, which may be unaudited, that show the differences (in the Issuer’s sole discretion) between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a stand-alone basis, on the other hand.

(c)           The Issuer will be deemed to have furnished the reports referred to in clauses (1) and (2) of Section 4.16(a) if the Issuer or any Parent Entity has filed reports containing such information (or any such information of a Parent Entity in accordance with the immediately preceding paragraph) with the Commission. The terms of the Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable to it.

(d)           Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under this Section 4.16 for purposes of clause (4) under Section 6.01 until 180 days after the date any report hereunder is due.

SECTION 4.17.                                                           Additional Note Guarantees.

If, on or after the Issue Date:

(1)           the Issuer or any of its Subsidiaries acquires or creates another Domestic Subsidiary that is a Wholly-Owned Subsidiary and that incurs any Indebtedness under (i) the Senior Secured Credit Facilities or (ii) any syndicated loan or capital markets debt securities in an aggregate principal amount in excess of $100.0 million or guarantees any such Indebtedness of the Issuer or a Guarantor; or

(2)           any Domestic Subsidiary of the Issuer that is a Wholly-Owned Subsidiary incurs Indebtedness under (i) the Senior Secured Credit Facilities or (ii) any syndicated loan or capital markets debt securities in an aggregate principal amount in excess of $100.0 million or guarantees any such Indebtedness of the Issuer or a Guarantor and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, must become a Guarantor and execute a supplemental indenture substantially in the form of an exhibit to the Indenture within 30 Business Days of the date on which it became an obligor or a guarantor under the Senior Secured Credit Facilities or such capital markets debt securities; provided that this covenant shall not be applicable to any guarantee of any acquired Domestic Subsidiary that existed at the time such Person became a Subsidiary of the Issuer and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

SECTION 4.18.                                                           Suspension of Covenants.

(a)           If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then beginning on such date, the Issuer and its Subsidiaries will not be subject to Sections 4.09, 4.10, 4.15(2) and 4.17 hereof (collectively, the “Suspended Covenants”).

(b)           Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from any Asset Disposition shall be reset at zero. In the event that the Issuer and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between (and including) the Suspension

Date and the Reversion Date (but excluding the Reversion Date) is referred to in this description as the “Suspension Period.”

(c)           In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default with respect to Notes. With respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 4.10 had been in effect prior to, but not during,  the Suspension Period. No Subsidiary of the Issuer shall be required to comply with Section 4.17 on or after the Reversion Date with respect to any guarantee entered into by such Subsidiary during the Suspension Period. In addition, notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of facts and circumstances or obligations arising from transactions that occurred during the Suspension Period shall not constitute a breach of any covenant set forth in this Indenture or cause a Default or an Event of Default thereunder. Following a Reversion Date, the Issuer and its Subsidiaries will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during the Suspension Period and to consummate the transactions thereby.

(d)           The Issuer, in an Officer’s Certificate, shall provide the Trustee notice of any Suspension Date or Reversion Date.  The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with their covenants or (iii) notify the Holders of a Suspension Date or Reversion Date.  The Trustee may deliver a copy of any such Officer’s Certificate to the Holders upon request.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                                           Consolidation, Merger and Sale of Assets.

(a)           (i) The Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole and (ii) the Issuer will not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in each case, to, another Person unless:

(1)           the Issuer shall be the continuing corporation, or the successor shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof, the District of Columbia or any territory thereof, and the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes and this Indenture; and

(2)           after giving effect to the transaction, no Event of Default shall have occurred or be continuing.

The Issuer shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.

This Section 5.01 will not apply to any Transfer of assets between or among the Issuer and any one or more of its Subsidiaries or between or among any one or more of the Issuer’s Subsidiaries. Clause (2) of Section 5.01(a) (and the requirement to deliver an Officer’s Certificate and an Opinion of Counsel) shall not apply to (1) any merger or consolidation of the Issuer with or into, or Transfer of all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to one of its Subsidiaries for any purpose or (2) any merger or consolidation of the Issuer or a Subsidiary solely for the purpose of reincorporating the Issuer or a Subsidiary in another jurisdiction.

SECTION 5.02.                                                           Successor Person Substituted.

Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions of Section 5.01, in which the Issuer is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named therein as the Issuer and, the Issuer and all of the Guarantors will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, this Indenture and its related Note Guarantee, if applicable.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.                                                           Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1)           default for 30 consecutive days in the payment when due of interest with respect to the Notes;

(2)           default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

(3)           failure by the Issuer or any Subsidiary after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any of the provisions under Section 4.08;

(4)           failure by the Issuer or any Subsidiary of the Issuer for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed of the Issuer or any of its Subsidiaries or the payment of which is Guaranteed by the Issuer or any of its Subsidiaries (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and, in each case, the Issuer has received notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding (with a copy to the Trustee) and does not cure the default within 30 days;

(6)           failure by the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, together, would constitute a Significant Subsidiary  to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)           (A) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding in which the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary is to be adjudicated bankrupt or insolvent, (ii) appoints a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, or (iii) orders the winding up or liquidation of the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, and in each of clauses (i), (ii) and (iii), such order or decree remains unstayed and in effect for a period of 60 consecutive days; or (B) the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case to be adjudicated bankrupt or insolvent or consents to the entry of an order for relief against it in an involuntary case, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Subsidiary or group of Subsidiaries or for all or substantially all of its property, (iii) effects any general assignment for the benefit of its creditors or (iv) generally is not paying its debts as they become due; and

(8)           any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor denies its liability under its Note Guarantee (other than by reason of the satisfaction and discharge of the

Indenture or the release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).

SECTION 6.02.                                                           Acceleration of Maturity; Rescission.

If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all Notes then outstanding to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer and is continuing under this Indenture, all outstanding Notes shall become due and payable without further action or notice.

In the event of any Event of Default specified in clause (5) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)           holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           the payment default that is the basis for such Event of Default has been cured.

In the event of a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Issuer and the Trustee, on behalf of all of the Holders, rescind and annul such acceleration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction if:

(1)           all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

(2)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(3)           the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements, indemnities and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                                           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no remedy herein conferred upon or reserved to the Trustee or to the Holders is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                           Waiver of Existing Defaults and Events of Default.

(a)           Subject to Sections 2.10 and 6.08, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any past and existing Default or Event of Default and its consequences under this Indenture, except a Default in the payment of the principal of, or interest or premium, if any, on any Note held by a non-consenting Holder as specified in clauses (1) and (2) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of each Holder as provided for in Section 8.02 (which shall require the consent of all Holders); provided that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

(b)           Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture,

but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.                                                           Control by Majority.

Subject to Sections 2.10, 6.06 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.

SECTION 6.06.                                                           Limitation on Suits.

Subject to Section 6.08, no Holder shall have any right to institute any proceeding with respect to this Indenture or the Notes or for any remedy thereunder unless:

(1)           such Holder has previously given the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)           the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and

(5)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.                                                           No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer or any Parent Entity of the Issuer (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 6.08.                                                           Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to bring suit to enforce the payment, of principal, premium, if any, and interest, if any, on its Note on or after the respective due dates expressed or provided for in such Note shall not be amended without the consent of such Holder.

SECTION 6.09.                                                           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.                                                           Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.                                                           Priorities.

If the Trustee collects any money or property pursuant to this Article Six, such money or property shall  be paid out or distributed in the following order:

FIRST:  to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD:  to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.                                                           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                                           Duties of Trustee.

(a)           If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, subject to the protections of this Article Seven (including, but not limited to, the provision of reasonable indemnity) the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.

Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes by written notice of such event sent to the Trustee in accordance with Section 11.02 at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(b)           Except during the continuance of a Default or Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1)           The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate and/or an Opinion of Counsel (if the Indenture permits or provides for such

Opinion of Counsel), subject to the requirement in the preceding sentence, if applicable.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture.

(d)           Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 and Section 7.02 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or otherwise pursuant to this Indenture, unless the Trustee has been offered security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction or such exercise (including, but in no way limited to, the fees and disbursements of agents and attorneys).  The Trustee’s fees, expenses and indemnities (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

SECTION 7.02.                                                           Rights of Trustee.

Subject to Section 7.01:

(1)           The Trustee may conclusively rely on any document (whether in its original, facsimile or electronic (including .pdf) form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)           Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(4)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar, Paying Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder.

(7)           The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

(8)           The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s

Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(9)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)         The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.03.                                                           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights.  The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04.                                                           Trustee’s Disclaimer.

The recitals contained herein and in the Notes, except for the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.  The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

SECTION 7.05.                                                           Notice of Defaults.

If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is known to the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall give to each Holder a notice of the Default or Event of Default within 90 days of having received such notice as provided in this Indenture.  Except in the case of a Default or Event of Default relating to the payment of the principal, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.                                                           [Reserved]

SECTION 7.07.                                                           Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Guarantees, including the reasonable costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs).  The Trustee shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby.  Neither the

Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent, which consent shall not be unreasonably withheld.  The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven, provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.  The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture and shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08.                                                           Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld.  The Issuer may remove the Trustee at its election if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Noteholder.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                                           Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                                           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

SECTION 7.11.                                                           Preferential Collection of Claims Against Issuer.

The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.                                                           Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)                               that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B)                               that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)                               that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.                                                           Without Consent of Noteholders.

Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:

(1)                                 to cure any ambiguity, omission, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3)                                 to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4)                                 to secure the Notes and the Note Guarantees;

(5)                                 to add any Guarantor or release any Guarantor from its Note Guarantee if such release is permitted by the terms of this Indenture;

(6)                                 to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(7)                                 to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect;

(9)                                 to comply with the rules of any applicable securities depositary;

(10)                          to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes; or

(11)                          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of Holders to transfer Notes.

After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 8.02.                                                           With Consent of Noteholders.

(a)                                 Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, this Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes).

(b)                                 Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal amount of or change the Maturity Date of any Notes, or alter the provisions with respect to the redemption of any such Notes other than the provisions of Sections 4.08 and 4.09 of this Indenture;

(3)                                 reduce the rate of or change the time for payment of interest on any such Notes;

(4)                                 waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any such Note payable in currency other than that stated in such Note;

(6)                                 modify any of the provisions in the Indenture regarding the waiver of past Defaults;

(7)                                 amend the contractual right expressly set forth in the Indenture or any Note of any Holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on such Note on or after the stated maturity or Redemption Date of any such Note;

(8)                                 release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)                                 modify or change any provision of this Indenture affecting the ranking of the Notes or Note Guarantees in a manner adverse to the Holders.

(c)                                  It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03.                                                           [Reserved].

SECTION 8.04.                                                           Revocation and Effect of Consents.

(a)                                 Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent, conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b)                                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c)                                  After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b).  In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

SECTION 8.05.                                                           Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.                                                           Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. The Issuer or the Guarantors may not sign an amendment, supplement or waiver until its Board of Directors approve it.  Notwithstanding anything herein to the contrary, in signing an amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor under this Indenture in accordance with Section 8.01(5)) an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is a legal, valid and binding obligation of the Issuer and the Guarantors party thereto, enforceable against the Issuer and the Guarantors party thereto in accordance with its terms (subject to customary exceptions). Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.                                                           Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when either:

(1)                                 the Issuer delivers to the Trustee all outstanding Notes issued under this Indenture (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) for cancellation; or

(2)                                 (a) all Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation (I) have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or otherwise (II) will become due and payable within one year, or (III) are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor irrevocably deposits or cause to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the Notes outstanding under this Indenture not theretofore delivered to the Trustee for cancellation on the maturity date or on the applicable Redemption Date, as the case may be; (b) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith); (c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer or any Guarantor under this Indenture; and (d) the Issuer have delivered (I) irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Guarantors, as applicable, under Sections 4.01, 4.02, 7.07 and, if money shall have been deposited with the Trustee pursuant to Section 9.01(2), 9.05 and the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such satisfaction and discharge.

SECTION 9.02.                                                           Legal Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to all outstanding Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, to have cured all then existing Events of Default and to have satisfied all of its other obligations under such Notes and this Indenture, including the obligations of the Guarantors, with respect to the Notes (and the Trustee, on demand of and at the expense of the Issuer, shall, subject to Section 9.06, execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,

(2)                                 the Issuer’s obligations with respect to such Notes under Sections 2.07, 2.08, 2.11, 4.02 and 9.05,

(3)                                 the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s and the Guarantors’ obligations in connection therewith and

(4)                                 this Section 9.02.

Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors.

Subject to compliance with this Article Nine (other than Section 9.01), the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03.                                                           Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and 4.17 released with respect to the Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Notes, the Issuer may omit or fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby.  In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6), (7) (solely with respect to a Subsidiary that is a Significant Subsidiary and any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) and (8) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the obligations of the Issuer and the Guarantors, as applicable, under Sections 7.07, 9.05 and 9.06 and, the obligations of the Trustee under Sections 9.05, 9.07 and 9.08 shall survive such discharge or release.

SECTION 9.04.                                                           Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)                                 the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of an Advisory Firm (such opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound (other than that resulting from the borrowing of funds to be applied to such deposit and the granting of Security Interests in connection therewith);

(6)                                 the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)                                 the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05.                                                           Deposited Money and U.S. Government Obligations To Be Held in Trust.

Subject to Section 9.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or Section 9.04, as the case may be, in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents (including the Issuer or a Guarantor acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or Section 9.04, as the case may be, or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.01 or Section 9.04, as the case may be, which, in the opinion of an Advisory Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture.

SECTION 9.06.                                                           Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.                                                           Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section

9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.                                                           Moneys Held by Trustee.

Subject to applicable escheat laws, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01.                                                    Guarantee.

Subject to this Article 10, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise, in each case, to the limitation set forth in Section 10.06.  Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver or consent with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).

Each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon.  Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.02.                                                    Execution and Delivery of Note Guarantee.

To evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees this Indenture (or supplemental indenture in the form of Exhibit J hereto) shall be executed by either manual, facsimile or electronic (including “.pdf”) signature of an Officer of such Guarantor.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer of a Guarantor whose signature is on this Indenture (or a supplemental indenture in the form of Exhibit J hereto) no longer holds that office at the time the Trustee authenticates the Note, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.                                                    Release of Guarantors.

(a)                                 A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following:

(1)                                 any Transfer (including, without limitation, by way of consolidation, merger, dividend, distribution or otherwise) by such Guarantor to any Person that is not a Guarantor or the Issuer of all or substantially all of the properties and assets of such Guarantor;

(2)                                 any Transfer directly or indirectly (including, without limitation, by way of consolidation , merger, dividend, distribution or otherwise) to any Person that is not a Guarantor or the Issuer of Equity Interests of such Guarantor (other than Parent) or any issuance by such Guarantor (other than Parent) of its Equity Interests, such that such Guarantor ceases to be a Subsidiary of Parent;

(3)                                 the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of a Guarantor;

(4)                                 the release or discharge of the guarantee by, or direct obligation of, of such Guarantor in respect of the Senior Secured Credit Facilities or any other Indebtedness that gave rise to such Guarantor’s obligation to provide such Note Guarantee, except in each case, a release or discharge by, or as a result of, payment under such guarantee; or

(b)                                 upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.

(c)                                  No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders to which such Note Guarantee relates until the Issuer shall have delivered to the Trustee an Officer’s Certificate, upon which the Trustee shall have the right to rely, stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with. At the request of the Issuer, and upon being provided an Officer’s Certificate, the Trustee shall execute and deliver an instrument evidencing such release.

(d)                                 If the Note Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail, and that such release complies with this Indenture. At the request of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, the Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 10.03).

SECTION 10.04.                                                    Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05.                                                    [Reserved]

SECTION 10.06.                                                    Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law.  To effectuate the foregoing intention, the Trustee, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.                                                    [Reserved].

SECTION 11.02.                                                    Notices.

Except for notice or communications to Holders, any notice or communication shall be given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, addressed as follows, or given electronically:

If to the Issuer or any Guarantor:

Cooper-Standard Automotive Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

Facsimile: (312) 207-1529

Attention:  General Counsel

Email: Aleks.Miziolek@cooperstandard.com

With copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention:  Kenneth B. Wallach

E-mail: kwallach@stblaw.com

If to the Trustee:

U.S. Bank National Association

535 Griswold Street, Suite 550

Detroit, Michigan 48226

Attention: Global Corporate Trust Services

Fax: 313-963-9428

E-mail: james.kowalski@usbank.com

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if faxed; on the first date on which the publication is made, if given by publication; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and at the time sent, if given electronically. Notice otherwise given in accordance with the procedures of the Depository will be deemed given on the date sent to the Depository.

The Trustee shall accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person to the extent required by the rules of any applicable securities depositary.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with applicable Depository procedures.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.

SECTION 11.03.                                                    Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                                                    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, such Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)                                 an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.                                                    Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.06) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)                                 a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.                                                    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders.  The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.                                                    Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or at the place of payment in respect of the Notes are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.                                                    Governing Law; Submission to Jurisdiction.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, any Note Guarantee and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 11.09.                                                    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10.                                                    Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind its successor.

SECTION 11.11.                                                    Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.12.                                                    Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13.                                                    Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14.                                                    Waiver of Jury Trial

THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.15.                                                    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

SECTION 11.16.                                                    Trust Indenture Act

The Issuer and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes of any series and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes of such series and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by the Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 11.17.                                                    U.S.A. Patriot Act.

The Issuer and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

COOPER-STANDARD AUTOMOTIVE INC.,
as Issuer

By:	/s/ Matthew W. Hardt
	Name:	Matthew W. Hardt
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

CS INTERMEDIATE HOLDCO 1 LLC

By:	/s/ Glenn Dong
Name:	Glenn Dong
Title:	Treasurer

COOPER-STANDARD HOLDINGS INC.
COOPER-STANDARD AUTOMOTIVE OH, LLC
COOPER-STANDARD AUTOMOTIVE NC L.L.C.
COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDINGS LLC
COOPER-STANDARD FHS LLC
CSA SERVICES INC.
NISCO HOLDING COMPANY
COOPER-STANDARD CANADA HOLDINGS LLC

By:	/s/Aleksandra A. Miziolek
Name:	Aleksandra A. Miziolek
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

COOPER-STANDARD AUTOMOTIVE INC.

5.625% SENIOR NOTE DUE 2026

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend, if applicable]

No. [ ]	CUSIP No. [ ]
ISIN No. [ ]
$[ ]

COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “Issuer”), for value received promises to pay to [                      ][CEDE & CO.] or registered assigns the principal sum [of $[                     ]][set forth in the Schedule of Exchanges of Interests in Global Note attached hereto] on November 15, 2026.

Interest Payment Dates:  May 15 and November 15, commencing on May 15, 2017.

Record Dates:  May 1 and November 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually, by facsimile or electronically (including “.pdf”) by its duly authorized officer.

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

Dated:

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Certificate of Authentication

This is one of the 5.625% Senior Notes due 2026 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:

Dated:

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[FORM OF REVERSE OF NOTE]

COOPER-STANDARD AUTOMOTIVE INC.

5.625% SENIOR NOTE DUE 2026

1.                                      Interest.  Cooper-Standard Automotive Inc., an Ohio corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 5.625% per annum.  Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 2, 2016 to but excluding the date on which interest is paid.  Interest shall be payable in arrears on each May 15 and November 15, commencing on May 15, 2017, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) and no interest on such payment will accrue in respect of the delay.  Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of actual days elapsed.  The Issuer shall pay interest on overdue principal and on overdue interest (to the extent lawful) at the rate borne by the Notes.

2.                                      Method of Payment.  The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day).  Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes; provided that all payments of principal and interest and premium, if any, with respect to the Notes represented by one or more Global Notes will be made in accordance with the Depository’s applicable procedures. The Issuer will pay principal and interest in U.S. Dollars.  Holders must surrender Notes to a Paying Agent to collect principal payments.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice.  The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4.                                      Indenture.  The Issuer issued the Notes under an Indenture dated as of November 2, 2016 (the “Indenture”) among the Issuer, the Guarantors and the Trustee.  This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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5.                                      Optional Redemption.

At any time prior to November 15, 2019, the Issuer may on any one or more occasions redeem up to (i) 35% of the original aggregate principal amount of Notes issued under the Indenture and (ii) all or a portion of any Additional Notes issued after the Issue Date, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 105.625% of the principal amount of the Notes redeemed, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings to the extent such cash proceeds are received by or contributed to the Issuer since the Issue Date, plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date; provided that:

(1)                              at least 65% (calculated without giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 each such redemption occurs within 120 days of the date of the closing of each such Equity Offering.

In addition, prior to November 15, 2021, the Issuer may redeem the Notes on any one or more occasions, at their option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Make-Whole Redemption Date, plus the applicable Make-Whole Premium (a “Make-Whole Redemption”). The Issuer shall notify the Trustee of the Make-Whole Premium on or before the applicable Redemption Date, and the Trustee shall have no responsibility for verifying or otherwise for such calculation.

On or after November 15, 2021, the Issuer may redeem the Notes on any one or more occasions, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to but excluding the applicable Redemption Date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2021	102.813%
2022	101.875%
2023	100.938%
2024 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. The Issuer may provide in such notice that payment of the redemption price

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and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

In addition, the Issuer and its Affiliates may acquire Notes at any time and from time to time by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with any redemption of Notes is subject to the rights of a Holder on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.

6.                                      Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations and exceptions contained therein, the Issuer may be required to make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture. Except as set forth in Sections 4.08 and 4.09 of the Indenture, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar or the Issuer need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.                                      Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.                                      Unclaimed Money.  Subject to applicable escheat laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request.  After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general unsecured creditors unless an “abandoned property” law designates another Person.

10.                               Amendment, Supplement, Waiver, Etc.  The Indenture, the Notes or the Note Guarantees may be amended or supplemented as provided in the Indenture.

11.                               Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, create liens, make Restricted Payments, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer and its Subsidiaries and requires the Issuer to

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provide reports to Holders.  Such limitations are subject to a number of important qualifications and exceptions.  Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13.                               Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default relating to the Notes, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.                               No Recourse Against Others.  No past, present or future director, officer, employee, manager, member, partner, incorporator or stockholder of the Issuer or of any Subsidiary or any Parent Entity (other than the Issuer in respect of the Notes and each Guarantor in respect of its Note Guarantee), as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.

15.                               Guarantees.  From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.                               Authentication.  This Note shall not be valid until the Trustee manually, by facsimile or electronically (including “.pdf”) signs the certificate of authentication on the other side of this Note.

17.                               Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.                               CUSIP and ISIN numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and/or similar numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Cooper-Standard Automotive Inc.

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39550 Orchard Hill Place Drive

Novi, Michigan 48375
Attn:  General Counsel
Telephone:  (248) 596-5900
Facsimile:    (248) 596-6535

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer.  The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:

☐ Section 4.08	☐ Section 4.09

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$
($1,000 or any integral multiple
thereof; provided that the part not
purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Securities only.

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EXHIBIT B

[FORM OF PRIVATE PLACEMENT LEGEND]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE, HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE OF THIS SECURITY (OR ANY ADDITIONAL NOTES) AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY OR ANY ADDITIONAL NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION

B-1

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

B-2

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D

[RESERVED]

D-1

Exhibit E

[FORM OF LEGEND FOR REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

E-1

Exhibit F

FORM OF CERTIFICATE OF TRANSFER

Cooper-Standard Automotive Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

U.S. Bank National Association

60 Livingston Avenue, 2nd Floor

St. Paul, MN 55107

Facsimile: (651) 495-8146

Attention: Corporate Trust, DWAC UNIT

re: Cooper-Standard Automotive Inc.

Re:                             5.625% Senior Notes due 2026

(CUSIP                       )
(ISIN                          )

Reference is hereby made to the Indenture, dated as of November 2, 2016 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Cooper-Standard Automotive Inc. (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of                              in such Note[s] or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐  Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2.                                      ☐  Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3.                                      ☐  Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4.                                      ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a)                                 ☐  Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b)                                 ☐  Check if Transfer is pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c)                                  ☐  Check if Transfer is pursuant to Other Exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d)                                 ☐  Check if Transfer is pursuant to an Effective Registration Statement.  (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in a:

(i)                                     ☐  Rule 144A Global Note (CUSIP           ) (ISIN           ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP           ) (ISIN           ), or

(b)                                 ☐  a Restricted Physical Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in the:

(i)                                     ☐  Rule 144A Global Note (CUSIP           ) (ISIN           ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP           )(ISIN           ), or

(iii)                               ☐  Unrestricted Global Note (CUSIP           ) (ISIN           ), or

(b)                                 ☐  a Restricted Physical Note; or

(c)                                  ☐  an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Cooper-Standard Automotive Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

U.S. Bank National Association

60 Livingston Avenue, 2nd Floor

St. Paul, MN 55107

Facsimile: (651) 495-8146

Attention: Corporate Trust, DWAC UNIT

re: Cooper-Standard Automotive Inc.

Re:                             5.625% Senior Notes due 2026

(CUSIP                      )
(ISIN                         )

Reference is hereby made to the Indenture, dated as of November 2, 2016 (as amended or supplemented from time to time with respect to the Notes, the “Indenture”), by and among Cooper-Standard Automotive Inc. (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of                                   in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the

Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐                                    Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note.  In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE]    Rule 144A Global Note,   Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT H

[RESERVED]

H-1

EXHIBIT I

[Reserved]

I-1

EXHIBIT J

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                    , among                        (the “Guaranteeing Subsidiary”), a subsidiary of Cooper-Standard Automotive Inc. (or its permitted successor), an Ohio corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of November 2, 2016 (the “Indenture”), providing for the issuance of the Issuer’s 5.625% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.                                      EXECUTION AND DELIVERY.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

4.                                      THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

COOPER-STANDARD AUTOMOTIVE INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: